UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2013

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 7, 2013, the Board approved the amended and restated Motorola Solutions Management Deferred Compensation Plan, effective June 1, 2013 (the “Amended Plan”). The Amended Plan restores the ability (which, as previously disclosed, had been discontinued under the prior plan in 2008) for participating executives, including the Company’s named executive officers, to defer base salary and cash incentive compensation in excess of qualified 401(k) plan limitations. Participants under the Amended Plan may choose to invest their notional accounts in the same investment alternatives that are available under the Company’s 401(k) plan other than the Company stock fund. The Amended Plan also provides for Company matching contributions (i) with respect to the first 4% of compensation deferred under the Amended Plan, subject to a maximum of $50,000 for Board Officers, (ii) to restore lost matching amounts that would have been made under the 401(k) plan if participants had not participated in the Amended Plan, and (iii) in such discretionary amounts as may be approved by the Board or Compensation Committee. The foregoing description of the Amended Plan is qualified in its entirety by reference to the text of the Amended Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 6, 2013, and the following matters were voted on at that meeting:

1.	The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Gregory Q. Brown	215,846,480	4,332,947	1,249,185	18,355,233
William J. Bratton	178,735,316	42,266,610	426,686	18,355,233
Kenneth C. Dahlberg	178,738,717	42,267,154	422,741	18,355,233
David W. Dorman	178,252,898	42,750,634	425,080	18,355,233
Michael V. Hayden	220,352,040	654,582	421,990	18,355,233
Judy C. Lewent	220,407,577	596,306	424,729	18,355,233
Anne R. Pramaggiore	220,261,111	668,769	498,732	18,355,233
Samuel C. Scott III	219,059,449	1,935,501	433,662	18,355,233
Bradley E. Singer	220,477,493	520,098	431,021	18,355,233
John A. White	219,910,116	1,089,268	429,228	18,355,233

2.	The stockholders approved, on an advisory (non-binding) basis, the Company’s executive compensation, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
151,048,413	69,872,034	508,165	18,355,233

3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2013 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
237,248,176	2,037,726	497,943	n/a

4.	A stockholder proposal to encourage supplier(s) to publish an annual sustainability report was defeated by the stockholders, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
10,699,236	165,839,968	44,889,408	18,355,233

5.	A stockholder proposal on political disclosure and accountability was defeated by the stockholders, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
48,023,318	123,088,742	50,316,552	18,355,233

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Motorola Solutions Management Deferred Compensation Plan (As Amended and Restated Effective June 1, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: May 8, 2013	By:	/s/ John K. Wozniak
	Name:	John K. Wozniak
	Title:	Corporate Vice President and Chief Accounting Officer

Exhibit Index:

10.1	Motorola Solutions Management Deferred Compensation Plan (As Amended and Restated Effective June 1, 2013).